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                                                                    EXHIBIT 23.3

The Board of Directors
NACT Telecommunications, Inc.:



We consent to incorporation by reference in the registration statement on Form S-8 of World Access, Inc. of our report dated December 4, 1997, relting to the balance sheets of NACT Telecommunications, Inc. as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997 and related schedule, which report appears in the Form 8-KA of World Access, Inc. dated February 25, 1998.

                                                     /s/ KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Salt Lake City, Utah
July 15, 1998